UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 27, 2025

Everest Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton, Bermuda		HM 19

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of Exchange where registered
Common Shares, $0.01 par value	EG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 27, 2025, Everest Group, Ltd. (the “Registrant”) issued a news release announcing preliminary financial information for both fourth quarter and full-year 2024 in advance of its full year and quarterly earnings to be released on February 3, 2025. As further described in the press release attached hereto as Exhibit 99.1, the Registrant expects to report full year 2024 net income in the range of $1.3 billion to $1.4 billion and non-GAAP net operating income in the range of $1.2 billion to $1.3 billion. The aforementioned results are inclusive of unfavorable development of prior year loss reserves of $1.5 billion and current accident year strengthening of $229 million in U.S. casualty lines, totaling $1.7 billion for the full year and fourth quarter 2024.

In addition, the Registrant published a recast quarterly financial supplement for the third quarter of 2024 on the Registrant's website, which contains prior period data for the fourth quarter of 2022 through the third quarter of 2024. During the fourth quarter of 2024, the Registrant revised its classification and presentation of certain run-off business, previously included within the Reinsurance and Insurance reportable segments, as part of a new segment called "Other". The new Other segment includes the results of our sports and leisure business sold in October 2024, consisting of policies written prior to the sale and polices renewed and certain new business written on the Registrant's paper post-sale. It also includes run-off asbestos and environmental exposures, certain discontinued insurance programs primarily written prior to 2012, and certain discontinued insurance and reinsurance coverage classes. The Other segment does not generally sell insurance or reinsurance products but is responsible for the management of existing policies and settlement of related losses. The only noteworthy exception relates to a limited number of renewed and new policies written on the Company's paper by the purchaser of the sports and leisure business referred to above, for a finite period of time post-closing. The Company will continue to have two reportable segments that actively sell products, Reinsurance and Insurance, consistent with how the on-going business is managed.
ITEM 7.01    REGULATION FD DISCLOSURE

A press release announcing preliminary financial information for both the full year and fourth quarter is attached as Exhibit 99.1. A presentation summarizing the aforementioned unfavorable development and strengthening of reserves is attached as Exhibit 99.2.

The above information contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. The forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, regulatory and legal uncertainties and other factors described in our SEC filings, including our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The above information is being furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST GROUP, LTD.

	By:	/S/ ROBERT J. FREILING
Robert J. Freiling Senior Vice President and Chief Accounting Officer

Dated: January 27, 2025

EXHIBIT INDEX

Exhibit Number	Description of Document	Page No.

99.1	News Release of the Registrant, dated January 27, 2025	5
99.2	Preliminary Reserving Results Presentation, dated January 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document